EXHIBIT 99.4

INDEX TO FINANCIAL STATEMENTS

Renovo Resource Solutions, Inc.

F-1

RENOVO RESOURCE SOLUTIONS, INC.
BALANCE SHEETS
	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS

Current assets
Cash and cash equivalents	$618,719	$590,574
Accounts receivable	23,566	24,218
Due from related party	263,899	225,519
Loan to KSSH, related party	200,000	200,000
Deferred income tax asset	65,291	60,468
Inventory	117,049	138,342
Total current assets	1,288,524	1,239,121

Property and equipment, net	46,085	47,302
Due from related party	1,009,580	1,009,580
Other assets	960	960
Total assets	$2,345,149	$2,296,963

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$31,975	$32,369
Accrued interest payable	253,277	234,204
Related party loans	1,197,671	1,197,671
Taxes payable	74,604	63,622
Total liabilities	1,557,527	1,527,866

Commitments and contingencies (Note 11)

Stockholders' equity:
Common stock, no par value, 100 shares authorized, issued and outstanding	-	-
Retained earnings	787,622	769,097
Total stockholders' deficit	787,622	769,097
Total liabilities and stockholders' deficit	$2,345,149	$2,296,963

The accompanying notes are an integral part of the financial statements

F-2

RENOVO RESOURCE SOLUTIONS, INC.
STATEMENTS OF OPERATIONS
UNAUDITED

	For the three months ended
	March 31,
	2024	2023

Revenues:
Sales	$879,425	$923,238
Cost of goods sold	497,369	473,795

Gross profit	382,056	449,443

Expenses:
Operating expenses:
Depreciation expense	1,217	3,650
Insurance expense	-	1,428
Payroll expense	104,889	110,636
Rent expense	120,000	-
Professional fees	96,269	41,777
General and administrative	18,916	29,016
Total operating expenses	341,291	186,507

Other income (expense):
Interest income	2,992	-
Interest expense	(19,073)	(19,073)
Total other income (expense)	(16,081)	(19,073)

Net income before income taxes	24,684	243,863

Provision for income taxes	6,159	60,966

Net income	$18,525	$182,897

The accompanying notes are an integral part of the financial statements

F-3

RENOVO RESOURCE SOLUTIONS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - UNAUDITED
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

	Common Stock
		Par	Retained
	Shares	$0.0000	Earnings	Total
Balance - December 31, 2023	100	$-	$769,097	$769,097

Net income	-	-	18,525	18,525

Balance - March 31, 2024	100	$-	$787,622	787,622

	Common Stock
		Par	Accumulated
	Shares	$0.0001	Deficit	Total
Balance - December 31, 2022	100	$-	$431,866	$431,866

Net loss	-	-	182,897	182,897

Balance - March 31, 2023	100	$-	$614,763	614,763

The accompanying notes are an integral part of the financial statements

F-4

RENOVO RESOURCE SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS
UNAUDITED

	For the Three Months Ended
	March 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$18,525	$182,897
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	1,217	3,650
Changes in Operating Assets and Liabilities:
Accounts receivable	652	51,195
Inventory	21,293	(45,849)
Prepaid expenses	-	30,000
Deferred income tax asset	6,159	85,535
Accounts payable	(394)	(5,945)
Accrued interest	19,073	19,072
Taxes payable	-	(7,163)
Net change in operating activities	66,525	313,392

CASH FLOWS FROM INVESTING ACTIVITIES
Payments to related parties	(38,380)	(100,251)
Net change in investing activities	(38,380)	(100,251)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	-	(128,062)
Net change in financing activities	-	(128,062)

Net (Decrease) Increase in Cash	28,145	85,079

Cash - Beginning of the Period	590,574	1,029,141

Cash - End of the Period	$618,719	$1,114,220

Supplemental Disclosures of Cash Flows
Cash paid for Interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the financial statements

F-5

RENOVO RESOURCE SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2024

1. Business:

Renovo Resource Solutions, Inc. (the “Company”) was established in 2014 in Manatee County, Florida to serve the recycling needs of the south Tampa Bay region. The Company built a recycling center on 10 plus acres in the southern area of the county to service customers of Manatee and Sarasota Counties. Renovo purchases and containerizes both ferrous and non-ferrous materials for resale to a variety of off-take partners in more than 60 product categories. Customers are both residential and commercial in nature.

On October 28, 2022, the Company and Kingfish Holding Corporation (“Kingfish”) entered into the “Merger Agreement”,– Proposed Merger Agreement,” pursuant to which the Company will be merged with and into Kingfish, with the Kingfish being the successor or surviving corporation in the Merger.

2. Summary of Significant Accounting Policies:

Basis of presentation:

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the periods presented.

Reclassification.

Certain minor reclassifications have been made to the comparative financial statements to conform to the classifications used in the current period.

Use of estimates:

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash:

Cash is maintained at a financial institution and, at times, the balance may exceed federally insured limits. The Company has never experienced any losses related to the balance. Currently, the FDIC provides insurance coverage up to $250,000 per depositor at each financial institution and, at times, the Company’s cash balance may exceed the covered limits.

For purpose of the statements of cash flows, the Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash.

F-6

Inventories

Inventories are stated at the lower of cost or market. Cost, which includes material, labor and overhead, is determined on a first-in, first-out basis. On a monthly basis, the Company analyzes its inventory levels and reserve for inventory that is expected to expire prior to being sold, inventory that has a cost basis in excess of its expected net realizable value, inventory in excess of expected sales requirements, or inventory that fails to meet commercial sale specifications. Expired inventory is disposed of and the related costs are written off to inventory obsolescence.

Property and equipment, net

Property and equipment are stated at cost at the date of purchase less accumulated depreciation. Depreciation is calculated using the accelerated methods over the lesser of the estimated useful lives of the assets or the lease term. The useful lives range from three to seven years. Renovo’s policy is to capitalize renewals and betterments acquired for greater than $500 and expense normal repairs and maintenance as incurred. Renovo’s management periodically evaluates whether events or circumstances have occurred indicating that the carrying amount of long-lived assets may not be recovered.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the asset’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analyses in accordance with Accounting Standards Codification (“ASC”) 360 “Impairment or Disposal of Long-Lived Assets.” ASC 360 requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value based on discounted cash flow analysis or appraisals.

Fair Value of Financial Instruments:

The carrying amounts of cash and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. Management does not hold or issue financial instruments for trading purposes, nor does the Company utilize derivative instruments in the management of the Company's foreign exchange, commodity price or interest rate market risks.

ASC clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

F-7

Revenue Recognition:

The Company recognizes revenues in accordance with ASC 606, “Revenue from Contracts with Customers,” and all related interpretations for recognition of revenue from services. Revenue is recognized when the following criteria are met:

•	identification of the contract, or contracts, with the customer;
•	identification of the performance obligations in the contract;
•	determination of the transaction price;
•	allocation of the transaction price to the performance obligations in the contract; and
•	recognition of revenue when, or as, the performance obligation is satisfied.

The Company recognizes revenue when it is shipped or picked up by the customer.

Cost of Goods Sold

Cost of goods sold is primarily comprised of direct costs of purchasing materials from customers, including hauling, freight and fuel.

Leases

The Company accounts for leases in accordance with ASC 842, “Leases.”

Operating leases right-of use (“ROU”) assets represents the right to use the leased assets for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the statements of operations.

Income Taxes:

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Future tax benefits for net operating loss carry forwards are recognized to the extent that realization of these benefits is considered more likely than not. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company follows the provisions of ASC 740 “Uncertainty in Income Taxes” (ASC 740). A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there are no unrecognized benefits for all periods presented. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefit in interest expense and penalties in operating expenses.

New Accounting Pronouncements

Recent pronouncements issued by the FASB, the American Institute of Certified Public Accountants (“AICPA”) and the SEC did not have a material impact of the Company’s present or future financial statements.

F-8

3. Receivables from Related Parties:

Pursuant to the terms of the Merger Agreement, the Company loaned $200,000 in principal amount to Kingfish Holding Corporation (KSSH) on October 28, 2022 (the “KSSH Loan”). The KSSH Loan is evidenced by a promissory note dated October 22, 2022 issued by KSSH to the Company. The KSSH Promissory Note bears interest, commencing on the date of the loan, at an initial rate of 6% per annum and the note matures on October 28, 2024. No payments of principal or interest are due prior to the maturity date and on such date all such amounts are payable in full. KSSH may prepay the amounts owed under the KSSH Promissory Note at any time without any prepayment penalties. In the event of a default by KSSH under the KSSH Promissory Note, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable under the KSSH Promissory Note shall become immediately due and payable without notice, declaration, or other act on the part of the Company. As of March 31, 2024 and 2022 $200,000 was owed on this loan.

The Company has paid operational expenses and debt on behalf of 6 LLC, a related party who holds the real estate on which the business operates. As of March 31, 2024 and December 31, 2023, the total paid on behalf of 6 LLC and payable to the Company is $1,009,580. These advances bear no interest, are uncollateralized and have no specific due date.

The above transactions and amounts are not necessarily what third parties would have agreed to.

4. Inventory

The composition of the Company inventories at March 31, 2024 and December 31, 2023 are as follows:

	March 31, 2024	December 31, 2023

Raw Materials	$117,049	$138,342
Inventories, at cost	$117,049	$138,342

5. Property and Equipment

Property and equipment consisted of the following at March 31, 2024 and December 31, 2023:

	March 31, 2024	December 31, 2023
Leasehold improvements	$7,825	$7,825
Software	19,636	19,636
Furniture and equipment	675,616	675,616
	703,077	703,077
Less: Accumulated depreciation	(656,992)	(655,775)
Total	$46,085	$47,302

During the three months ended March 31, 2024 and 2023, the Company incurred $1,217 and $3,650 of depreciation expense, respectively.

F-9

6. Related Party Loans:

Related party loans consisted of the following at March 31, 2024 and December 31, 2023:

	March 31, 2024	December 31, 2023
Passing Through, LLC	$581,249	$581,249
Conch and Shell Holding, Inc.	248,275	248,275
J. Toomey	333,147	333,147
K. Toomey	35,000	35,000
Total	$1,197,671	$1,197,671

The Company entered into a note with Passing Through, LLC, for $600,000 effective July 1, 2016. The note bears interest, commencing on the date of the loan, at an initial rate of 5% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of control, merger, or other business combination (as defined in the note). If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On October 28, 2022, the note was modified and the maturity date was extended to December 31, 2023. On December 31, 2023 ,the note was extended to December 31, 2024.

The Company entered into a note with Conch And Shell Holdings, Inc, for $250,000 effective November 20, 2018. The note bears interest, commencing on the date of the loan, at an initial rate of 8% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of control, merger, or other business combination (as defined in the note). If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 8% per annum, commencing on the date of any such extension. On October 28, 2022, the note was modified and the maturity date was extended to December 31, 2023.Interest as of December 31, 2023 in the amount of $121,666 was paid during December 2023. On December 31, 2023, the note was extended to December 31, 2024.

The Company entered into a note with James K. and Lori M. Toomey, directors, for $365,000 effective November 18, 2018. The note bears interest, commencing on the date of the loan, at an initial rate of 5% per annum. The maturity date of the note will accelerate and be due and payable immediately upon any change of control, merger, or other business combination (as defined in the note). If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On October 28, 2022, the note was modified and the maturity date was extended to December 31, 2023. Interest as of December 31, 2023 in the amount of $103,045 was paid during December 2023.

On December 31, 2023, the note was extended to December 31, 2024.

F-10

7. Income Taxes:

The Company's expenses for income taxes consist of:

	March 31, 2024	March 31, 2023
Current
Federal	$(4,060)	$14,504
State	(764)	2,728
Foreign	-	-
	(4,824)	17,232
Deferred
Federal	9,244	36,810
State	1,739	6,924
	10,983	43,734
Total	$6,159	$60,966

The components of the net deferred tax asset at March 31, 2024 and December 31, 2023 consist of:

	March 31, 2024	December 31, 2023

Accounts receivable	$(5,880)	$-
Accounts payable	7,978	2,556
Accrued interest payable	63,193	58,433
Total	$65,291	$60,989

The Company’s earliest tax year that remains subject to examination by all tax jurisdictions was September 30, 2016.

8. Commitments and Contingencies:

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, “Contingencies.” The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of March 31, 2024 the date the statements are available for use, the Company is not aware of any contingent liabilities that should be reflected in the financial statements.

9. Subsequent Events:

On October 28, 2022, the Company and Renovo entered the Merger Agreement, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of March 31, 2023 (the “First Amendment”), by the Second Amendment to the Agreement and Plan of Merger, dated as of August 18, 2023 (the “Second Amendment”), and by a letter agreement amending the Agreement and Plan of Merger, dated December 15, 2023 (the “Letter Agreement and collectively with the First Amendment and the Second Amendment, the “Merger Agreement”), pursuant to which Renovo agreed to be merged with an into the Company, with the Company as the surviving legal entity. Pursuant to the terms of the Merger Agreement, each share of Renovo common stock (“Renovo Shares”) was to be converted into the right to receive 6,000 shares of the Company’s common stock (after giving effect to the Reverse Stock Split described below), resulting in the issuance of an aggregate of 600,000 shares of the Company’s common stock pursuant to the Merger (the “Merger Shares”). As a condition to the Merger, on April 18, 2024, the Company effected a reverse stock split at a ratio of one-for-five hundred, meaning that each 500 shares of the Company’s common stock were converted into one share of the Company’s common stock (the “Reverse Stock Split”). Subsequently, on April 19, 2024, (the “Closing Date”), Kingfish and Renovo consummated the Merger and the transactions contemplated thereby, including the issuance of the Merger Shares (the “Closing”).

As a result of the Merger transaction, the Company was required to assume the Renovo Affiliate Debt, the Renovo Security, and the pledge of Renovo assets to secure the Bank Loan.  As a result, the Company’s assets are now used to secure the Bank Loan.  We believe that the cash flows from current operations will be sufficient to service the debt obligations of the Company following the Merger and otherwise satisfy any post-Merger working capital requirements; however, as discussed above, any default by 6 LLC of its obligations may negatively impact the ability of the Company to service its debt obligations and continue its operations.

Although Renovo and the Company had originally believed that the feasibility of the Merger transaction would require a side-by-side equity financing at the time of the Merger, each of the Company and Renovo evaluated the cash flow and business prospects of Renovo and concluded that a Merger transaction would be still be feasible without any such equity financing.  However, the Company expects to seek equity financing to pay off the Renovo Affiliate Debt and, if the Purchase Option is exercised, to acquire the Property and certain other assets of 6 LLC, to pay off the Bank Loan and the 6 LLC Affiliate Debt, if such funds are available therefor.  However, we have no existing understandings, commitments, or agreements to raise such equity. Accordingly, there can be no assurances that any additional equity financings will be obtained by us on satisfactory terms, if at all.

F-11